                                LEASE AGREEMENT
                                 by and between

                            SFC (TX) QRS 12-18, INC.
                              a Texas corporation,

                                  as LANDLORD,

                                      and

                    SPORTS & FITNESS CLUBS OF AMERICA, INC.,
                              an Ohio corporation,

                                   as TENANT,

                            Premises: Houston, Texas

                           Dated as of: July 23, 1996

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
         Parties
1.       Demise of Premises ..............................           1
2.       Certain Definitions .............................           1
3.       Title and Condition .............................           9
4.       Use of Leased Premises; Quiet Enjoyment .........          11
5.       Term ............................................          12
6.       Basic Rent ......................................          12
7.       Additional Rent .................................          13
8.       Net Lease; Non-Terminability ....................          14
9.       Payment of Impositions ..........................          15
10.      Compliance with Laws and Easement Agreements;
         Environmental Matters ...........................          17
11.      Liens; Recording ................................          19
12.      Maintenance and Repair ..........................          20
13.      Alterations and Improvements ....................          20
14.      Permitted Contests ..............................          21
15.      Indemnification .................................          22
16.      Insurance .......................................          23
17.      Casualty and Condemnation .......................          27
18.      Termination Events ..............................          29
19.      Restoration; Reduction of Rent ..................          30
20.      Procedures Upon Purchase ........................          32
21.      Assignment and Subletting; Prohibition
         against Leasehold Financing .....................          34
22.      Events of Default ...............................          35
23.      Remedies and Damages Upon Default ...............          37
24.      Notices .........................................          41
25.      Estoppel Certificate ............................          41
26.      Surrender .......................................          42
27.      No Merger of Title ..............................          42
28.      Books and Records ...............................          42
29.      Determination of Value ..........................          43
30.      Non-Recourse as to Landlord .....................          45
31.      Financing .......................................          46
32.      Subordination ...................................          46
33.      Tax Treatment; Reporting ........................          46
34.      Financing Major Alterations .....................          47
35.      Post-Closing Obligations ........................          48
36.      Miscellaneous ...................................          48

Exhibit "A"       - Premises
Exhibit "B"       - Machinery and Equipment
Exhibit "C"       - Permitted Encumbrances
Exhibit "D"       - Basic Rent Schedule
Exhibit "E"       - Post-Closing Obligations

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         LEASE AGREEMENT, made as of this 23rd day of July, 1996, between SFC
(TX) QRS 12-18, INC., a Texas corporation ("Landlord") with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, Second Floor, New York, New York 10020, and SPORTS & FITNESS CLUBS OF AMERICA, INC. ("Tenant"), an Ohio corporation with an address at 395 Springside Drive, Akron, Ohio 44333.

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the premises described in Exhibit "A" hereto, together with the Appurtenances (the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

         2. Certain Definitions.

                  "Acquisition Cost" of the Leased Premises shall mean
$6,180,000.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

                  "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises for which Tenant has maintenance or operating responsibility or in which Tenant has any right or claim (other than rights or claims available to the general public).

                  "Affected Premises" shall mean the Affected Premises as defined in Paragraph 18.

                  "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                  "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including easements over other lands or Adjoining Property granted by any Easement Agreement.

                  "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

                  "Casualty" shall mean any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

                  "Competitor" shall mean any Person competing with Tenant in the fitness club industry, and whose primary business is to engage in the fitness club industry.

                  "Condemnation" shall mean a Taking and/or a Requisition.

                  "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

                  "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a) (iv).

                  "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23 (a) (iii).

                  "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect any of the Leased Premises.

                  "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the


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protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                  "Environmental Violation" shall mean (a) any direct or indirect discharge, dumping, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within any of the Leased Premises, or from any of the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any storage, placement or use of any Hazardous Substance at, upon, under or within any of the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law (provided, however, that Tenant may store or use Hazardous Substances in such quantities as are necessary for the operation of the Leased Premises in accordance with Paragraph 4 hereof as long as such storage or use is in compliance with all applicable Environmental Laws) or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding by Tenant or any Person (other than Landlord or Lender,



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or their respective successors or assigns) occupying any of the Leased Premises by, through or under Tenant of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of any of the Leased Premises, or which could result in a creation of a lien on any of the Leased Premises, under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law by Tenant or any Person occupying any of the Leased Premises by, through or under Tenant.

                  "Equipment" shall mean the Equipment as defined in Paragraph
1.

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 22 (a).

                  "Fair Market Value" shall mean the higher of (a) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                  "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

                  "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                  "GAAP" shall mean generally accepted accounting principles consistently applied.

                  "Guarantor" shall mean Q Clubs Inc., a Delaware corporation.

                  "Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

                  "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any


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Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                  "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks provided, however, that conditions which comply with applicable Environmental Law shall not be deemed to be Hazardous Conditions.

                  "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                  "Impositions" shall mean the Impositions as defined in Paragraph 9 (a).

                  "Improvements" shall mean the Improvements as defined in Paragraph 1.

                  "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

                  "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect and applicable or having jurisdiction over the Leased Premises or Tenant.


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                  "Lease" shall mean this Lease Agreement as the same may from time to time be modified, amended or supplemented.

                  "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the date hereof and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Term commenced, and each succeeding twelve (12) month period during the Term.

                  "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

                  "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

                  "Lender" shall mean any Person (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

                  "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                  "Major Alterations" shall mean Major Alterations as defined in Paragraph 34 (a).

                  "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                  "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16 (a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

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
                  "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

                  "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable) together with any and all future matters affecting title to the Leased Premises
(a) resulting from Landlord's acts or obligations or (b) agreed to or acquiesced in by Landlord.

                  "Person" shall mean an individual, partnership, association, corporation or other entity.

                  "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium in an amount sufficient to compensate a Lender for the loss of the benefit of the Loan due to a prepayment, but, so long as no Event of Default has occurred, shall not include any such payment that is payable as a result of any involuntary taking of the Leased Premises or any part thereof by any Person or as a result of a default by Landlord under any Loan.

                  "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) eight percent (8%) per annum.

                  "Prime Rate" shall mean the average of the interest rates per annum quoted by Bank of America NT & SA, San Francisco, CA, The Chase Manhattan Bank, N.A., New York, NY, Chemical Bank, New York, NY, Citibank, N.A., New York, NY, and Morgan Guaranty Trust Company, New York, NY, as their respective prime rates, such average to change effective as of the effective date of any change in any of the aforesaid prime rates. The Prime Rate shall be the average of such publicly announced prime rates even though one or more of the aforesaid banks may actually charge interest on some of its loans at lower rates; and if any of the aforesaid banks has more than one prime rate of interest in effect simultaneously, the prime rate of such bank for the purposes of this definition shall

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
be the highest of such prime rates then in effect far such bank. If three or more of the aforesaid banks cease to have a publicly announced prime rate then, for so long as such condition continues, the Prime Rate shall be the average per annum discount rate from time to time on ninety-one (91) day bills issued by the United States Treasury ("Treasury bills") at the most recent auction plus three hundred (300) basis points or, if no such ninety-one (91) day bills are then being issued, Treasury bills then being issued for the period of time closest to ninety-one (91) days plus three hundred (300) basis points.

                  "Purchase Agreement" shall mean the Purchase Agreement of even date between Landlord and Guarantor.

                  "Relevant Amount" shall mean the Termination Amount or the Default Termination Amount, as the case may be.

                  "Relevant Date" shall mean, as appropriate to the respective contexts set forth below: (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraphs 20(c) and (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii).

                  "Remaining Sum" shall mean Remaining Sum as defined in Paragraph 19(c).

                  "Rent" shall mean, collectively, Basic Rent and Additional
Rent.

                  "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "Retention Date" shall mean the later of the date on which the amount of the Remaining Sum is finally determined or the date on which Landlord's right to the Remaining Sum is finally determined.

                  "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).


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                  "State" shall mean the State of Texas.

                  "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                  "Taking" shall mean (a) any taking or damaging of all or a portion of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Affected Premises.

                  "Term" shall mean the Term as defined in Paragraph 5.

                  "Termination Amount" shall mean the greater of (a) Fair Market Value or (b) the sum of the Acquisition Cost and any Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

                  "Termination Date" shall mean Termination Date as defined in Paragraph 18(b).

                  "Termination Event" shall mean a Termination Event as defined in Paragraph 18(a).

                  "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

         3. Title and Condition.

                  (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the state of title of the Leased Premises, including any Permitted Encumbrances, as existed when the Leased Premises were conveyed to Landlord by deed dated of even date herewith, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                  (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER

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
ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICUlAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION,
(viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3 (b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE. THIS PARAGRAPH 3(b) IS NOT INTENDED, AND SHALL NOT BE CONSTRUED, TO RELEASE OR DISCLAIM ANY RIGHT, CLAIM, ACTION OR CAUSE OF ACTION NOW OR HEREAFTER AVAILABLE TO TENANT IN CONNECTION WITH THE LEASED PREMISES OR ANY RELATED PREMISES AGAINST ANY PARTY OTHER THAN LANDLORD OR ANY LENDER OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                  (c) Tenant represents to Landlord that (i) Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein,
(ii) the Improvements conform in all material respects to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained,
(iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects. Notwithstanding Tenant's warranties and representations under this Paragraph 3(c), Landlord acknowledges that Tenant has expressly reserved the right to initiate, prosecute, compromise, settle or resolve any claim, action or cause of action that Tenant has or may hereafter have against any party (other than Landlord or Lender or their respective successors and assigns) with respect to

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
the subject-matter of any one or more, or all, of such warranties or representations.

                  (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

         4. Use of Leased Premises; Quiet Enjoyment.

                  (a) Tenant may occupy and use the Leased Premises for sports and fitness clubs (with all ancillary or incidental uses) and for no other purpose. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or reasonably foreseeably might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements or (iv) constitute a public or private nuisance or waste.

                  (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to any Mortgage or any other instrument evidencing or securing any Loan, or to matters that arise after the date hereof, provided that Landlord or Lender may enter upon and examine any of the Leased Premises at such reasonable times, after reasonable prior notice to Tenant, as Landlord or Lender may select for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof; provided, however, that so long as no Event of Default has occurred, Tenant shall have the opportunity to reasonably approve or disapprove prospective purchasers of the Leased Premises such approval not to be unreasonably withheld or delayed and to be deemed given if no response is received within ten (10) days of any request therefor, except that no such approval shall be required in connection with any foreclosure of any Mortgage, deed-in-lieu of foreclosure, transfer of the Leased Premises by Lender or its designee subsequent thereto or transfer of the Leased Premises or any interest therein to any affiliate of Landlord or to any Person for whom W.P. Carey & Co., Inc. or W.P. Carey Incorporated provides management services or investment advice, and provided, further, that Landlord shall use reasonable efforts not to interfere with the operation of Tenant's business at the Leased Premises in connection with any such entry or inspection. As used in the preceding sentence, "reasonably" shall mean Tenant may consider only whether the prospective purchaser is a Competitor of Tenant. Such approval or disapproval must be given in writing within ten (10) days after Landlord delivers written notice to Tenant identifying the prospective purchaser.

         5. Term.

                  (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on July 23, 1996 and ending on the last day of the two hundred fortieth (240th) calendar month next following the date hereof (the "Expiration Date"). If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

                  (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined), this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th), tenth (10th) and fifteenth (15th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years, unless Tenant shall notify Landlord in writing in recordable form at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

                  (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs and is not cured, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

         6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" attached hereto and made a part hereof ("Basic Rent"), commencing on the first day of August, 1996 and continuing on the first day of each November, February, May and August thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made, at Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrently with the making thereof), and (b) by a check hand delivered (or sent by recognized overnight courier service) at least five (5) business days before or mailed at least ten (10) days before the applicable Basic Rent Payment Date, or in Federal Funds. Pro rata Basic Rent for the period from July 23, 1996 through and including July 31, 1996, shall be paid on the date hereof.

         7. Additional Rent.

                  (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                         (i) except as otherwise specifically provided herein,
all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) to the extent not deducted in calculating the Net Award, any Condemnation proceedings, (E) to the extent not deducted in calculating the Net Award, the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel incurred in connection with the preparation, negotiation and execution of this Lease, or incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, (J) costs of appraisals, audits and inspections of the Leased Premises required by the terms of any Mortgage, and
(K) any other items specifically required to be paid by Tenant under this Lease, which costs and expenses shall include, without limitation, all Costs, judgments, settlement amounts, Impositions (other than Landlord's net income tax or franchise tax or any similar tax, however characterized, unless payable in lieu of or substitution for any Impositions), insurance premiums, appraisal fees, the cost of performing and reporting all Site Assessments, the cost of curing any Environmental Violation, and the cost of complying with all Legal Requirements, fines, penalties and interest;

                         (ii) after the date all or any portion of any
installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof;

                         (iii) a sum equal to any additional sums (including any
late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                         (iv) interest at the rate (the "Default Rate") of five
percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

                  (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a) (i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, immediately upon Landlord's demand for payment thereof (which shall include a written invoice or other appropriate written description of the source, amount and nature of the item for which payment is sought).

                  (c) In no event shall amounts payable under Paragraph 7(a)
(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

         8. Net Lease; Non-Terminability.

                  (a) This is a net lease and all Monetary obligations shall be paid without notice or demand (except as specifically provided for herein) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

                  (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected (provided that this Paragraph 8(b) is not intended, and shall not be construed, to prohibit Tenant from commencing and prosecuting an action at law or in equity against Landlord) by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of all or any part of the Leased Premises other than pursuant to an express provision of this Lease,
(vi) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (vii) any latent or other defect in any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(b) or any other provision of this Lease by Landlord, (x) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord so long as such proceeding does not terminate Tenant's right to possession of the Leased Premises pursuant to the provisions of this Lease, (xi) the exercise of any remedy, including foreclosure or deed-in-lieu of foreclosure, under any Mortgage or Assignment or any transfer of the Leased Premises by a Lender, (xii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xiii) any interference with Tenant's use of the Leased Premises, (xiv) market or economic changes or (xv) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

                  (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502 (b)
(6) of the Bankruptcy Code).

                  (d) Except as otherwise expressly provided herein and unless Landlord has terminated Tenant's possession of the Leased Premises, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

         9. Payment of Impositions.

                  (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) the Leased Premises, (iii) Landlord, as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of the Leased Premises, any activity conducted on the Leased Premises, or the Rent, or
(iv) any Lender by reason of the provisions of any Note, Mortgage, Assignment or other document evidencing or securing a Loan which are usual and customary in commercial mortgage financing documentation and which (as to this clause (iv)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may lawfully be paid in installments, without regard to whether interest shall accrue or be payable on any deferred portion thereof, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments, together with any interest payable thereon, which accrue or become due and payable during the Term. Except for returns or reports required to be submitted to any taxing authority by Landlord, Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and Lender (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof, and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's written request therefor.

                  (b) Landlord shall have the right at any time after the occurrence of an Event of Default or if required by a Lender (for reasons other than Landlord's default under any Note or other instrument evidencing or securing a Loan) from time to time during the Term to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment; such determination shall be reasonably calculated on the basis of the most recent corresponding costs. The Escrow Payments may be commingled with other funds of Landlord or other Persons and no interest thereon shall be due or payable to Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law, provided, however, that Tenant shall not be responsible for the payment of any interest or penalty resulting from Landlord's failure to pay any Escrow Charges as and when the same are due and payable if adequate Escrow Payments have been paid to Landlord by Tenant to permit it to make such payments as and when due. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

         10. Compliance with Laws and Easement Agreements; Environmental
Matters.

                  (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws respecting the Leased Premises). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

                  (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Neither Landlord nor Tenant shall alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement unless such alteration, modification, amendment, termination or new agreement has been approved in writing by both Landlord and Tenant'. neither party shall unreasonably withhold, delay or condition its approval to any such proposed action.

                  (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any

Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (and as may be available to Tenant), and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Tenant shall not be liable for the cost of more than one such review in every five (5) year period unless such review is performed (i) because an event has occurred which reasonably results in Landlord's belief that an Environmental Violation is likely to exist on account of such event; (ii) in connection with any proposed sale of the Leased Premises by Landlord; (iii) in connection with any proposed financing of the Leased Premises by a Lender (but no more than two (2) times in any consecutive ten (10) year period); and (iv) at any time during the twelve
(12) month period preceding the end of the Term.

                  (d) If an Environmental Violation occurs or is found to exist and, in the Site Reviewers' reasonable judgment, the cost of remediation to a condition consistent with all applicable Environmental Laws or otherwise acceptable to all governmental authorities having jurisdiction of the same is likely to exceed $25,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                  (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                  (f) If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist, and if such failure shall continue for thirty (30) days or more after Tenant becomes aware of the same (unless Landlord determines it to be an emergency), Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation. Notwithstanding the foregoing to the contrary, Tenant may contest the existence of any Environmental Condition or the propriety or applicability to the Leased Premises of any requirement imposed by Environmental Law in accordance with the terms and subject to the conditions set forth in Paragraph 14 below; pending the resolution of any such permitted contest, Landlord shall not avail itself of the rights set forth in this Paragraph 20(f).

                  (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                  (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in this Paragraph 10.

         11. Liens; Recording.

                  (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge or remove, any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                  (b) Landlord and Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

         12. Maintenance and Repair.

                  (a) Tenant shall at all times maintain the Leased Premises (and any Adjoining Property) in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except (as to both the Leased Premises and the Equipment) for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12 (a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                  (b) If any Improvement, now or hereafter constructed, shall
(i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end (or ameliorate to the reasonable satisfaction of all parties affected by such encroachment, violation or hindrance) all such violations or impairments, including, if necessary, making Alterations.

         13. Alterations and Improvements.

                  (a) Other than Alterations required by Paragraphs 12 and 17 and Major Alterations that are consented to in writing by Landlord and Lender, Tenant shall not (i) make any Alterations, or (ii) install Equipment in the Improvements or accessions to the Equipment, without having first obtained the prior written consent of Landlord and Lender. Such consent need not be given if an

Event of Default exists or if the cost of any Alteration (or a series of related Alterations) exceeds $750,000; provided, however, so long as no Event of Default exists, with respect to Alterations which cost, in the aggregate, less than $750,000, the consent of the Landlord shall not be unreasonably withheld. Tenant shall not construct upon the Land any additional Improvements without having first obtained the prior written consent of Landlord and Lender.

                  (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraph 34 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's and/or Lender's consent is required, then (i) neither the market value nor the utility of the Leased Premises for the purposes permitted hereby shall be diminished by any Alterations to result from such Work, (ii) all such Work shall be performed by Tenant or for Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall be fully paid for and shall have a value, utility and useful life equal to the greater of (A) the value, utility and useful life on the date hereof of the Equipment being replaced or (B) the value, utility and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement, (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19 (a), whether or not such Work involves restoration of the Leased Premises.

         14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement (including but not limited to those relating to Environmental Laws), (c) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings, diligently pursued, which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

         15. Indemnification.

                  (a) Tenant shall pay, protect, indemnify, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises or Adjoining Property, (ii) any casualty in any manner arising from any of the Leased

Premises or Adjoining Property, whether or not Landlord has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant under any provision of this Lease, or under any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided, that Tenant shall not be required to indemnify Landlord against any matter proximately caused by the gross negligence or willful misconduct of Landlord or its employees.

                  (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, Tenant shall resist or defend such action or proceeding by retaining counsel selected by Tenant, so long as such counsel does not have a conflict in representing, or take a position adverse to, any such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. If an Event of Default has occurred and is continuing, however, such Indemnitee may either (i) retain its own counsel and defend such action (it being understood that Tenant may employ counsel of its choice to monitor the defense of any such action) or (ii) notify Tenant to resist or defend such action or proceeding by retaining counsel satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant.

                  (c) The obligations of Tenant under this Paragraph 15 shall survive any termination or expiration of this Lease and shall apply only to those matters which arise out of conditions or events that accrued or occurred or existed prior to any such expiration or termination of this Lease.

         16. Insurance.

                  (a) Tenant shall maintain the following insurance on or in connection with the respective Leased Premises:

         (i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard "All Risk" property policy including but not limited to "off-premises" power interruption, flood (if the Leased Premises is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain replacement cost and agreed amount endorsements and shall contain deductibles not more than $10,000.00 per occurrence, except for flood and earthquake insurance which shall have deductibles of $25,000 with a $2,000,000 sublimit.

         (ii) Commercial General Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $10,000,000 per occurrence/ annual aggregate including but not limited to Incidental Medical Malpractice, Host Liquor Liability, Non-Owned and Hired Automobile Liability and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and use.

         (iii) Worker's Compensation Insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

         (iv) Business Income/Interruption Insurance to include Loss of Rents on an Actual Loss Sustained Basis with a period of indemnity not less than one year from the time of loss. Such insurance shall name Landlord and Lender as "loss payee" solely with respect to Rent payable to or for the benefit of Landlord under this Lease.

         (v) During any period in which substantial Alterations at any Related Premises are being undertaken, Builder's Risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and General Liability, Worker's Compensation and Automobile Liability Insurance with respect to the Improvements being constructed, altered or repaired.

         (vi) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building, size and use to the Leased Premises.

         (b) Unless otherwise agreed to in writing, the insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. Notwithstanding the foregoing, Landlord hereby agrees that so long as Nautilus Insurance Company maintains a Best's rating of not less than A:VI, such carrier shall be acceptable to Landlord for purposes of compliance with the provisions of the preceding sentence and so long as General Star Indemnity Company maintains a Best's rating or not less than A++:VIII, such carrier shall be acceptable to Landlord for purposes of compliance with the provisions of the preceding sentence for provision of excess liability insurance. The insurance policies (i) shall be for such terms as Landlord may reasonably approve, (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof and
(iii) shall (except for the worker's compensation insurance referred to in Paragraph 16(a) (iii) hereof) name Landlord, Tenant and Lender as insured parties, as their respective interests may appear. If any such insurance shall expire, be withdrawn, or become void or voidable, Tenant shall obtain new or additional insurance reasonably satisfactory to Landlord prior to any such expiration and not more than ten (10) days after any such other event.

         (c) All proceeds of any insurance required under clauses (i), (ii) (except proceeds payable to a Person other than Tenant, Landlord or Lender) and
(v) of Paragraph 16(a) shall be payable to Landlord or, if required by a Mortgage, to Lender. Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16 (a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16 (a), except clause (iii) thereof, shall provide that it may not be cancelled except after twenty (20) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing a Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Premises.

         (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16 (a), shall renew or replace each policy and deliver to Landlord and Lender evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord certificates of insurance evidencing the insurance required by Paragraph 16 (a) and, upon request of Landlord, but no later than sixty (60) days after the effective date of the policy, shall deliver to Landlord copies of the insurance policies.

         (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by this Paragraph 16 will be available notwithstanding any losses with respect to other property covered by such blanket policies. The amount of the total insurance allocated to the Leased Premises, which amount shall not be less than the amounts required pursuant to this Paragraph 16, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

         (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

         (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies therefor.

         (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

         17.      Casualty and Condemnation.

         (a) If any Casualty occurs to the Leased Premises, Tenant shall give Landlord and Lender immediate notice thereof and, provided no Event of Default has occurred and is continuing, Tenant shall have the right to adjust, collect and compromise, subject to Landlord's and Lender's final approval, all claims under any of the insurance policies required by Paragraph 16 (a) (except public liability insurance claims payable to a Person other than Landlord, Tenant or Lender) reasonably estimated by Landlord and Lender to be in amounts of less than $50,000. Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), all other claims under any of the insurance policies required by Paragraph 16 (a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and, if an Event of Default exists, all claims for amounts of less than $50,000 and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty where the Net Award is reasonably estimated by Landlord and Lender to be in an amount of $50,000 or more. Tenant agrees to sign, upon the request of Landlord or Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by a Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor.

         (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof and, provided no Event of Default has occurred and is continuing, Tenant shall have the right to collect, settle and compromise the amount of any Net Award that is reasonably estimated by Landlord and Lender to be in an amount less than $50,000. Landlord and

Lender are authorized to collect, settle and compromise, in their discretion (and, if no Event of Default exists, upon notice to Tenant), the amount of any other Net Award and, if an Event of Default exists, any Net Award that is less than $50,000. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof with respect to any Net Award that is reasonably estimated by Landlord and Lender to be in an amount of $50,000 or more and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17 (b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (Ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

         (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraphs 17(d) and 19(c) and except that, provided no Event of Default exists, Tenant shall have the right to receive a credit against subsequent payments of Basic Rent in the amount of the proceeds of rental interruption insurance required to be maintained hereby and received by Landlord. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12 (a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event. Upon the receipt by Landlord of the entire Net Award of such Partial Casualty or Partial Condemnation, Landlord shall make such Net Award available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 19(a). If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

         (d) In the event of a Requisition of the Leased Premises, if any Net Award payable by reason of such Requisition is retained by Landlord or paid to Lender, each installment of

Basic Rent payable on or after the date on which the Net Award is paid to Landlord shall be reduced in the amount that and for the period during which such Net Award is retained by Landlord or paid to Lender, until such Net Award has been applied in full or until the Term has expired, whichever first occurs. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant shall be retained by Landlord.

         (e) Notwithstanding the foregoing Paragraphs 17(a) through 17(d), in the event that a Casualty or Condemnation shall occur and it shall cost, in the aggregate, less than $50,000 to restore, repair or replace the portion of the Leased Premises damaged or taken thereby, Landlord or Lender shall immediately upon receipt remit the Net Award to Tenant (without regard for the procedures set forth in Paragraph 19 hereof), and Tenant shall restore, repair or replace the Leased Premises as a result of such Casualty or Condemnation in accordance with the standards set forth in Paragraph 12 hereof.

     18. Termination Events.

         (a) If (i) the Leased Premises shall be taken in its entirety by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be totally damaged or destroyed by a Casualty and, in any such case, Tenant certifies and covenants to Landlord that the continued operation of Tenant's business at the Leased Premises is no longer practicable and that it will discontinue such operations (each of the events described in the above clauses
(i) and (ii) shall hereinafter be referred to as a "Termination Event"), then
(x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant received a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice (a "Termination Notice") of Tenant's option to terminate this Lease in the form described in Paragraph 18(b).

         (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least ninety (90) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18
(a) (ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value of the Leased Premises.

         (c) If Landlord shall reject such offer to terminate this Lease by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender, not later than sixty (60) days following the Fair Market Value Date, then this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall vacate the Leased Premises as promptly as is practicable and shall thereafter have no further right, title or interest in or to the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

         (d) Unless Tenant shall have received a Rejection not later than the sixtieth (60th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant its entire interest in and to the Net Award, free and clear of any claim or right of Lender, all in accordance with Paragraph 20.

    19.   Restoration; Reduction of Rent.

         (a) If Tenant is required by the terms of this Lease to restore any of the Leased Premises, the Net Award shall be made available by Landlord for such restoration, and, if the Net Award is less than $50,000 and at the date of payment no Event of Default exists, the Net Award shall be paid directly to Tenant, in which event Tenant shall comply with the provisions of Paragraph 13(b) and Paragraph 19(a) (iii) in connection with such restoration. If the Net Award is $50,000 or more, Landlord (or Lender if required by any Mortgage) shall hold such Net Award in a fund (the "Restoration Fund") and shall disburse amounts from the Restoration Fund only in accordance with the following conditions:

         (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord (which approval shall not be unreasonably withheld) and Lender, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord and Lender, and name Landlord and Lender as additional dual obligees, and (C) if permitted by applicable law, appropriate waivers of mechanics' and materialmen's liens shall have been filed;

         (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against the Affected Premises that Tenant shall not have bonded or discharged;

         (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and
(E) other evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

         (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

         (v) Landlord or Lender, as the case may be, may retain ten percent (10%) of the restoration fund until the restoration is fully completed;

         (vi) if held by Landlord, the Restoration Fund may not be commingled with Landlord's other funds and shall bear interest at the "money market" rate and, if held by Lender, the Restoration Fund may be commingled with Lender's other funds and shall not bear interest; and

                  (vii) such other reasonable conditions as Landlord or Lender may impose.

         (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as reasonably determined by Landlord and Lender on the basis of estimates supplied by the architect and/or the general contractor, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, within ten (10) days after demand by Landlord or Lender, be deposited by Tenant in the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

         (c) If any sum remains in the Restoration Fund after completion of the restoration and payment of any refund to Tenant pursuant to Paragraph 19(b), such sum (the "Remaining Sum") shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender and each installment of Basic Rent thereafter payable shall be reduced in the same amount as payments would be reduced under any Note assuming that a Loan corresponding to such Note is re-amortized to reflect such payment, in each case until such Remaining Sum has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of the Remaining Sum which has not been so applied shall be retained by Landlord (and delivered by the Landlord to a Lender if required by any Mortgage).

     20. Procedures Upon Purchase.

         (a) If the Leased Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

         (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any Net Award received by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20 (a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease, (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease, and (iv) customary title affidavits required by a title insurance company in order to permit such title insurance company to delete the so-called "standard exceptions" to title insurance coverage, but only to the extent the subject matter of such affidavits are matters not applicable to Tenant's use and occupancy of the Leased Premises; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such outstanding Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except that such termination shall not relieve Tenant of its continuing obligation for the payment or performance of any Surviving Obligations.

         (c) If the completion of such purchase shall be delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

         (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions (other than sums impounded for the payment thereof as provided above) shall be made upon any such purchase.

         21. Assignment and Subletting; Prohibition against Leasehold Financing.

         (a) Tenant may not assign this Lease, whether by operation of law or otherwise, or sublet the Leased Premises at any time to any other Person, except to another wholly-owned subsidiary of Guarantor, without the prior written consent of Landlord, which consent, in the event of an assignment, may be withheld by Landlord for any or no reason. If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

         (b) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

         (c) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

         (d) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void.

         (e) Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"), provided, however, that unless an Event of Default exists or Tenant has failed to extend the term of this Lease pursuant to Paragraph 5 hereof, Landlord may not sell or transfer all or any portion of the Leased Premises to any Competitor of Tenant without Tenant's prior written consent (which may be withheld in Tenant's sole discretion). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

     22. Events of Default.

         (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this
Lease:

                  (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

                  (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22 (a) or Tenant fails to comply with any covenant made by Tenant in any writing executed by Tenant in connection herewith;

                  (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to have been incorrect in any material respect when made;

                  (iv) a default beyond any applicable cure period by Tenant in any payment of principal or interest on any obligations for borrowed money having an outstanding principal balance of $500,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such indebtedness is created or secured (including the breach of any covenant thereunder), if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

                  (v) a default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases with rental obligations over the terms thereof of $500,000 or more in the aggregate;

                  (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Tenant or Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

                  (vii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or
(E) be unable to pay its debts as they mature;

                  (viii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

                  (ix) the Leased Premises shall have been vacated or abandoned, provided that Tenant shall be permitted to vacate the Leased Premises for the purpose of reconditioning the Leased Premises in connection with an assignment or sublet that has been approved by Landlord pursuant to the terms of this Lease;

                  (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                  (xi) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                  (xii) a failure by Tenant to perform or observe, or a violation or breach of, or misrepresentation by Tenant under, any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation continues beyond any applicable cure period with respect to any Loan after Tenant's receipt of written notice thereof, and results in a default under such Loan;

                  (xiii) a failure by Tenant to maintain in effect any other license or permit necessary for the use, occupancy or operation of the Leased Premises;

                  (xiv) Tenant shall sell or transfer all or substantially all of its assets; or

                  (xv) an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty or a default under the Purchase Agreement shall occur.

         (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth (xii), (xiii), (xiv) or (xv) of Paragraph 22(a);
(B) the default consists of failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause
(i) of Paragraph 22(a), the applicable cure period shall be three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice within any Lease Year. If the default consists of a default under clause (ii) of Paragraph 22 (a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22 (b), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises or cause a default under any Mortgage, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

     23. Remedies and Damages Upon Default.

         (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                  (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to

Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23 (a) (iii) or (B) collect the damages set forth in Paragraph 23(b) (i) or 23(b) (ii).

                  (ii) After repossession of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23 (b) (ii).

                  (iii) Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the Fair Market Value of the Leased Premises, (B) the sum of the Acquisition Cost and Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above and Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth
(10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

                  (iv) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term and (B) Tenant shall have no option to extend or renew the Term.

         (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a) (i) or 23(a)
(ii):

                  (i) If Landlord exercises its remedy under Paragraph 23 (a)
(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                  (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23 (a) (i) and 23(a) (ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23 (a) (ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b) (i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

         (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

         (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

         (e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

         (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES THE SERVICE OF ANY NOTICE NOT SPECIFIED HEREIN WHICH MAY BE REQUIRED BY ANY APPLICABLE LAW AND ANY RIGHT TO A TRIAL BY JURY.

         (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

         (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                  (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                  (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

         24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay, 2500 One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. A copy of any notice regarding real estate matters given by Landlord to Tenant shall simultaneously be given by Landlord to Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Tax Group, Private Capital Section Chairman. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

         25. Estoppel Certificate. Landlord and Tenant shall, at any time upon not less than ten (10) days' prior written request by the other or by Lender, deliver to such requesting party a statement in writing, executed by the president or a vice president of such executing party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as such requesting party may reasonably request, and (e) with respect to such a statement requested by Landlord from Tenant, that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements may be relied upon by Lender, Landlord, Tenant or their respective assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 from Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

         26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

         27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         28.      Books and Records.

                  (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with GAAP, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable prior written notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of accounts and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord or Lender. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

         (b) Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord and to Lender, within sixty
(60) days of the end of each of the three remaining quarters, unaudited financial statements and all quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied by an unqualified opinion of said accountants and by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (i) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (ii) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

     29. Determination of Value.

         (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                  (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18,
(B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c) or (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                  (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date and delivered to each of Landlord and Tenant. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive.

                  (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                  (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in Houston, Texas. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                  (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (the "Nearest Appraiser") (pursuant to Paragraph 29 (a) (ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. In calculating the average of the Fair Market Value determined by the third appraiser and by the Nearest Appraiser, the values determined by Lender pursuant to clause "(a)" of the definition of "Fair Market Value" shall be averaged, and the values determined by each pursuant to clause "(b)" of such definition shall be averaged, and the "Fair Market Value" shall be the higher of such two averages. Such determination of Fair Market Value shall be binding and conclusive upon Landlord and Tenant.

                  (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne entirely by Tenant.

         (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

         (c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI (as defined in Exhibit D) to be determined by the appraisers) and (b) the present value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The present value in each such instance shall be determined by using the Prime Rate in effect on the Applicable Initial Date as a discounting factor. The appraisers shall further assume that no default then exists under the Lease and that Tenant has complied (and will comply) with all provisions of the Lease.

         30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord or W. P. Carey Incorporated ("W. P. Carey") under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds (other than funds held pursuant to this Lease) of (a) Landlord or W. P. Carey, (b) any director, officer, general partner, shareholder, limited partner, employee or agent of Landlord or W. P. Carey or any general partner of Landlord or W. P. Carey or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof),
(c) any predecessor or successor partnership or corporation (or other entity) of Landlord or W. P. Carey or any of its or their general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or
W. P. Carey or its or their general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P.

Carey & Co., Inc.), affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

         31. Financing. If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same are not inconsistent with the terms of this Lease, do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease, and provided that any such Lender shall agree not to disturb Tenant's use or occupancy of the Leased Premises and to recognize this Lease and Tenant's right hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

         32. Subordination. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the might to terminate this Lease pursuant to any applicable provision hereof.

         33. Tax Treatment; Reporting. Landlord and Tenant each shall report this transaction consistently for all purposes, including Federal income tax purposes. Each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the

"Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

     34. Financing Major Alterations.

         (a) Should Tenant, during the Term of this Lease, desire to make Alterations to the Leased Premises which are not readily removable without causing material damage to the Leased Premises and which will cost in excess of $750,000 ("Major Alterations"), Tenant may, prior to the commencement of construction of such Major Alterations, request Landlord to reimburse the costs thereof (the "Alteration Cost") to Tenant to wit: cost of labor and materials, financing fees, legal fees, survey, architectural, engineering, title insurance and other normal and customary loan or construction costs.

         (b) Should Landlord agree to reimburse such costs, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide for the following:

                  (i) payment by Landlord to Tenant of the Alteration Cost within one hundred twenty (120) days of the date of Landlord's agreement to pay the Alteration Cost, or on the date of completion of the Major Alterations, whichever shall be the later, or in installment payments as agreed;

                  (ii) an increase in the annual Basic Rent payable during the Amortization Period (as hereinafter defined) to an amount sufficient to amortize the Alteration Cost and the unpaid principal balance of any Note ("Total Financing") over a period (the "Amortization Period") which shall be the shorter of (A) twenty-five (25) years or (B) the remainder of the then current Term and, if Tenant so elects, any additional extension periods provided for herein (so long as Tenant shall confirm any such extension periods included in the Amortization Period by a written waiver of its right to give notice of its intention not to renew this Lease prior to the expiration of such extension periods), at such rate of interest that is equal to the return enjoyed by Landlord hereunder immediately prior to such proposed increase in Basic Rent and upon such other terms as shall be agreed upon between Landlord and Tenant, but which shall be no less favorable than the terms for first unsecured loans in a principal amount equal to the Total Financings for borrowers with credit ratings equivalent to that of Tenant's at that time; and

                  (iii) such other changes and amendments to this Lease as may be necessary and appropriate in view of such payment of the Alteration Cost by Landlord to Tenant.

Tenant shall pay all Costs incurred by Landlord in connection with any such modification to this Lease and such financing, including closing costs, brokerage fees, taxes, recording charges and legal fees and expenses.

                  (c) To the extent that the terms of a Mortgage or any other document encumbering any of the Leased Premises shall require the consent of Lender and/or the holder or holders of any encumbrance on any of the Leased Premises (the "Encumbrancers") to the addition or construction of any Major Alterations or to the financing thereof by Landlord, the rights and obligations of Landlord and Tenant under Paragraph 13 and this Paragraph 34 are expressly conditioned upon Tenant's obtaining, prior to the commencement of any construction, the Encumbrancers' written consent to such construction and to Landlords obtaining, in the event Landlord has accepted Tenant's offer to accept payment for the Major Alterations, the Encumbrancers' written consent to such financing.

                  (d) If Landlord and Tenant do not reach agreement on Tenant's request to have Landlord finance the Alteration Costs, Tenant shall, subject to the provisions of Paragraph 13 of this Lease, have the right to construct the Major Alterations at Tenant's sole cost and expense. In any event, the construction of the Major Alterations shall be performed in accordance with the provisions of Paragraph 13 hereof and the Major Alterations shall be the property of Landlord and part of the Leased Premises subject to this Lease.

                  (e) Nothing contained in this Paragraph 34 shall be construed to modify Paragraph 13 hereof, and the provisions of Paragraph 12 and subparagraphs (i) and (ii) of Paragraph 13(a) shall apply to all Major Alterations made or constructed hereunder, including the requirement for Landlord's consent to Alterations.

         35. Post-Closing Obligations. Tenant shall complete each post-closing obligation within the time period specified, all as described on Exhibit "E" attached hereto and made a part hereof.

         36.      Miscellaneous.

                  (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein.

         (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated in writing by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold or delay its consent whenever such consent is required under this Lease for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

         (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

         (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

         (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

         (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

                  (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

                  (j) This lease may be executed in counterparts.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:

                                        SFC (TX) QRS 12-18, INC.
                                        a Texas corporation



                                        By: /s/ Gordon J. Whiting
                                           -------------------------------------
                                                Gordon J. Whiting
                                                Vice President


                                        TENANT:

                                        SPORTS & FITNESS CLUBS OF
                                        AMERICA, INC.,
                                        an Ohio corporation


                                        By: /s/ Richard A. Intorcio
                                           -------------------------------------
                                                Richard A. Intorcio
                                                Vice President and Treasurer

                                                                       EXHIBIT A




                               LEGAL DESCRIPTION

BEING 6.239 acres (271.771 square feet) of land situated in the Henry Woodruff Survey, Abstract No. 844 Harris County, Texas, and being a portion of Block One
(1), Unrestricted Reserve "A" of Westchase Subdivision, Section Nineteen (19) of record according to the map or plat thereof recorded in Volume 292, Page 92 of the Harris County Map Records (H.C.M.R.); said 6.239 acre tract being out of a
9.808 acre residue of a called 15.0626 acre tract conveyed to Vantage Properties, Inc., in deed recorded under File Number G795388, Pile Code Number ###-##-#### of the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.); said 6.239 acre tract being more particularly described by metes and bounds as follows, with all bearings referenced to said Westchase Subdivision plat:

BEGINNING at a 1/2 inch iron rod found for the common East corner of said
15.0626 acre tract and a called 9.7651 acre tract conveyed to B & S Ventures in deed recorded under File Number G663243, File Code Number ###-##-#### of the H.C.O.P.R.R.P., being in the Westerly right-of-way line of Wallingford Drive (60 feet wide);

THENCE, South 87 deg. 27 min. 52 sec. West, along the line common to said
15.0626 acre tract and said 9.7651 acre tract, passing at 379.22 feet the common North corner of said 9.7651 acre tract and a called 11.2978 acre tract conveyed to Bland Development Corporation and recorded under File Number G697866, Film Code Number ###-##-#### of said N.C.O.P.R.R.P., continuing in all a total distance of 582.48 feet to a 5/8 inch iron rod found for the Southeast corner of a called 5.2541 acre tract conveyed to Westchase Equities, Inc. and recorded under file Number N460377, Film Code Number 010-48-0011 of the H.C.O.P.R.R.P.;

THENCE, along the East line of said 5.2541 acre tract, the following courses:

         North 02 deg. 32 min. 08 sec. West, 303.00 feet to a 5/8 inch iron rod found for corner;

         South 87 deg. 27 min. 52 sec. West, 19.86 feet to a 5/8 inch iron rod found for corner;

         North 02 deg. 32 min. 08 sec. West 142.43 feet to an "X" in concrete set for corner;

THENCE, North 87 deg. 27 min. 52 sec., East, 216.42 feet, departing said Easterly line to a 5/8 inch iron rod set for corner;

THENCE, North 02 deg. 32 min. 08 sec., West, 299.08 feet to a 5/8 inch iron rod set for corner;

THENCE, North 47 deg. 32 min. 08 sec. West, 56.57 feet to a "X" in concrete set for corner in the Southerly right-of-way line of Westheimer Road (120 feet wide);

THENCE, North 87 deg. 27 min. 52 sec. East, 99.00 feet along the Southerly right-of-way line of said Westheimer Road to an "X" in concrete set for corner;

THENCE, South 02 deg. 32 min. 08 sec. East, 339.08 feet departing said Southerly right-of-way line to a 5/8 inch iron rod set for corner;

THENCE, North 87 deg. 27 min. 52 sec. East, 258.22 feet to a 5/8 inch iron rod Set in the Westerly right-of-way line of the aforementioned Wallingford Drive; being in the arc of a non-tangent curve to the left;

THENCE, along the Westerly right-of-way line of said Wallingford Drive, the following courses:

         Southeasterly, along the arc of said curve to the left (Central Angle equal 02 deg. 29 min. 47 Sec.; Radius equal 1430.00 feet; Chord Bearing and Distance equal South 14 deg. 37 min. 46 sec. East, 62.30 feet)
         62.31 feet to a 5/8-inch iron rod found for the point of tangency;

         South 15 deg. 52 min. 40 sec. East, 81.06 feet to a 5/8-inch iron rod found for the point of curvature of a tangent curve to the right;

         Southeasterly, along the arc of said curve to the right (Central Angle equal 12 deg. 54 min. 08 sec.; Radius equal 1370.00 feet; Chord Bearing and Distance equal South 09 deg. 25 min. 36 sec. East, 307.86 feet)
         308.51 feet to the POINT OF BEGINNING, containing a computed area of
         6.239 acres (271,771 square feet) of land.

TOGETHER with appurtenant easements recorded under Harris County Clerk's File Nos. N367792 and N367793.

                                                                       EXHIBIT B




                            MACHINERY AND EQUIPMENT


All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, exercise and physical fitness equipment or machinery, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT C




                             PERMITTED ENCUMBRANCES

1. Standby fees, taxes and assessments for the year 1996 and subsequent years, which are not yet due and payable.

2.   The following restrictive covenants of record itemized below:

     Those recorded in Volume 292, Page 92, of the Nap Records of HARRIS County, Texas; and also recorded under HARRIS County Clerk's File Numbers G795388, P950657, P950658, P950659 and P950660.

3. A ten (10) foot sanitary sewer easement along the East property line as shown on the map recorded in Volume 292, Page 92 of Map Records of HARRIS County, Texas.

4. A twelve and one-half (12.5) foot sanitary sewer and storm sewer easement along the South property line as shown on the map recorded in Volume 292, Page 92 of the Map Records of HARRIS County, Texas.

5. An easement six (6) feet wide out of an unobstructed easement ten (10) feet wide along the South property line together with an unobstructed aerial easement adjacent thereto reserved by WESTCHASE TWO in Deed filed for record under HARRIS County Clerk's File Number G-795388.

6. An easement six (6) feet wide out of a ten (10) foot easement along the South property line, together with an unobstructed aerial easement adjacent thereto granted to HOUSTON LIGHTING AND POWER COMPANY by instrument filed for record under HARRIS County Clerk's File Number G-896184.

7. Terms, conditions and stipulations contained in 44 Foot Access And Drainage Easement filed for record under HARRIS County Clerk's File Number N-367791 and refiled under HARRIS County Clerk's File Number N-455967.

8. 1/8 royalty interest of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom, as set forth in instrument recorded in Volume 2103, Page 207 of the Deed Records of HARRIS County, Texas.

9. 1/8 royalty interest of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom, as set forth in instrument recorded in Volume 2103, Page 213 of the Deed Records of HARRIS County, Texas.

10. 1/4 royalty interest of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom, as set forth in instrument recorded in Volume 2103, page 219 of the Deed Records of HARRIS County, Texas.

11. Maintenance charge, secured by vendor's lien, as set forth in instrument recorded under HARRIS County Clerk's File Numbers F748372 and G-795388.

12. Terms, conditions and stipulations contained in Declaration of Covenants, Conditions and Restrictions and Grant of Easement filed under HARRIS County Clerk's File Numbers P950659 and P950660, as amended by instrument filed under HARRIS County Clerk's File Number R355651.

                                                                       EXHIBIT D




                              BASIC RENT SCHEDULE

         1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the first five (5) Lease Years Term shall be $694,000 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $173,500 each.

         2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the five (5) year period immediately preceding such adjustment.

         3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the fifth (5th) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the fifth (5th) anniversary of the First Full Basic Rent Payment Date and thereafter on each of the tenth (10th) and fifteenth (15th) anniversaries of the First Full Basic Rent Payment Date and, in the event and to the extent the Term is extended pursuant to Paragraph 5(b) of the Lease, on the Expiration Date and on each Renewal Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

         4. Method of Adjustment for CPI Adjustment.

                  (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent

Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of: (x) the product of such multiplication; or (y) 18.77% of the Basic Rent in effect immediately prior to such Basic Rent in effect immediately prior to such Basic Rent Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing five (5) year period.

                  (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                  (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date.

                                                                       EXHIBIT E




                            POST-CLOSING OBLIGATIONS


1. Tenant must obtain an estoppel certificate in recordable form from Westchase Two, a Texas limited partnership, with regard to a certain Agreement Establishing Maintenance Charge of record at F748372 certifying that all charges and amounts due and payable thereunder by Tenant have been paid in full and that there is no default by Tenant in the performance of its obligations thereunder.